Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in the Registration Statement on Form S-1 of Maxum Petroleum Holdings, Inc. of our report dated December 6, 2005, relating to our audit of the combined financial statements of The Hartney Companies as of December 31, 2005 and for the years ended December 31, 2005 and 2004 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” in such Prospectus.

/s/    McGLADREY & PULLEN
Elkhart, Indiana
August 13, 2007